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FOR IMMEDIATE RELEASE


Media Contact:
Andrew M. Rose
Marketing Ink, Inc.
(954) 428-2678
andy@marketingink.net


     COLMENA CORP. ANNOUNCES PLANS TO ENTER GLOBAL HOMELAND DEFENSE INDUSTRY
                     AND ACQUIRE MATRIX INTERNATIONAL, INC.

BOCA RATON, Fla., February 25, 2003 - Colmena Corp. (OTCBB: CLME), a publicly held Delaware corporation headquartered in Boca Raton, Fla., with a class of securities registered under Section 12(g) of the Exchange Act, today announced plans to enter the global homeland defense industry by acquiring the business and operating plans, including existing employment and business acquisition rights, developed by a group led by Messrs. John Muczko, Everett Alvarez and David A. Shaw (the "Global Group").

A letter of intent was signed with the Global Group on February 25, 2003, which anticipates, subject to successful due diligence investigations and negotiation, and execution of definitive agreements, the acquisition of all business rights pertaining to the global homeland defense industry owned by the Global Group, including the acquisition of Matrix International, Inc., a Louisiana corporation based in Alexandria, Va., on or about March 15, 2003. It is anticipated that members of the Global Group will become Colmena's controlling stockholders, will assume all executive positions in Colmena and control of Colmena's board of directors (as described more fully below), and that Colmena's name will be changed to Global Security and Intelligence Group, Inc. The Global Group rights being acquired envision a continuing acquisition program of companies in the global homeland security industry, with Matrix as the initial acquisition. In addition, the Global Group is currently negotiating with two other potential acquisition candidates.

"Matrix is an established force in the global homeland defense industry, providing security and intelligence expertise to government and private industry customers in the U.S. and abroad since 1998," said Hal Merryman, founder and president of Matrix. "Its executive team, which has extensive background and experience in international security, military and intelligence operations, as well as executive management expertise at global corporations, will play a critical role in the management of Matrix."

Matrix is a profitable company with unaudited revenues for the year ended December 31, 2002 of approximately $650,000. Subject to receipt of $1.5 million in additional capitalization following closing on the acquisition agreement with Global, it anticipates material increases in revenues to $1.59 million, with pre-tax earnings of $238,500 during calendar 2003 as a result of contracts and acquisitions currently under negotiation.

The global homeland defense industry is expected to grow from $4 billion in 2000 to $100 billion in 2003 and to more than $170 billion by 2006, according to San Jose, Calif.-based Homeland Security Research Corporation.

"As the horrific events of September 11, 2001, all-too-painfully illustrated, there is a vast need for products and services that complement the security needs of the United States and other nations of the world," said John Muczko, who is expected to fill the position of CEO following closing. "It is the intent of Global to acquire and develop companies with expertise in wireless communication; detection and monitoring of chemical and biological agents; and the operations and management support of sensitive programs that serve both global corporations and governments."

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Colmena  president  and CEO  Anthony Q.  Joffe  said the firm had been  actively searching for the right company to acquire and grow through aggressive business acquisitions. "The Global Group will position our company for exponential growth in an industry that is in its infant stage. The acquisition of Matrix International brings a seasoned executive team of professionals at the highest levels of both domestic and international governments, militaries, and security and intelligence fields. We couldn't ask for a better foundation for expansion in a variety of key industry sectors." Information about Colmena can be found at www.colmenacorp.com.

Since its establishment in 1998, Matrix has been involved in several international security operations, which remain confidential. Accustomed to working almost exclusively in sensitive areas of corporate and government operations, Matrix specializes in providing security services; crisis management and business continuity planning; executive protection; counter-terrorism; special operations services and training; technical security and intelligence services; and unique professional development and training programs.

Matrix has operations in Florida, Virginia, New Mexico and Georgia, as well as representation in Australia, Africa, India, Malaysia, South Korea, South America and the Middle East.

"Global Security and Intelligence Group plans to engage in strategic acquisitions in three specific sectors of the Homeland Defense industry that have been identified as key areas of focus in the war on terrorism," said David Shaw, who is expected to fill the position of executive vice president following closing.

These areas include:

|X| Wireless technology, as related to detection and monitoring, airborne surveillance, and mobile tactical communication. Specific applications of mobile tactical communication used by first responders include the detection and monitoring of toxic chemicals in indoor air or circulatory systems; screening of shipping containers for weapons and explosives; and detection of bacteria in products from the food, beverage and pharmaceutical industries.

|X| Counter-intelligence and competitive intelligence, and technical security/intelligence services, as related to counter-terrorism, counter-narcotics and special operations. Applications include comprehensive and professional analytical, technical and management support services; corporate and government security; intelligence; military and paramilitary special operations; law enforcement; as well as an array of security management, training and information technology services.

|X| Operations management and engineering support services related to acquisition and program management, business operations and management support, logistics, communications, information technology, simulations/visualization, security management, domestic preparedness, systems engineering and integration, emergency operations, and business continuity plans. Applications also include assessed vulnerabilities, alternatives and recommended mitigations.

               Global's professionals are drawn from multiple sources within the U.S. government and military organizations, including former CIA, FBI, Secret Service and Special Operations personnel from the U.S. Army, Navy and Marines, as well as senior corporate executives. They are predominantly field operatives from U.S. government agencies that have conducted worldwide intelligence collection operations, direct-action combat missions, technical penetrations, signal intercept and special operations against terrorist organizations and transnational criminals.

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Key Matrix personnel:

Founder Hal Merryman has more than 27 years of management and supervisory experience in business, technology, regulatory, special military and intelligence operations. He was a member of the U.S. Navy's elite SEAL teams and worked as a CIA officer, specializing in paramilitary and counter-terrorism operations while serving in the Middle East, Central America, Europe and East Asia. Mr. Merryman also served as a partner, senior vice president and a member of the board of directors for Security Management International Inc.

Partner John Maher gained unique experience in combating terrorism, crisis planning and response, continuity of government, prevention of attacks by weapons of mass destruction, consequence management, and managing multiple security issues while serving as senior military advisor to the National Counter-Terrorism Security Coordinator. Mr. Maher has more than 33 years of quality experience as a leader/operator in the U.S. Army and the security industries, serving six of his 30 years in the U.S. Army as a general officer. He has extensive experience in leading organizations of up to 15,000 people (Army Division) and in operations, including as the vice director for operations on the Joint Staff in Washington, D.C.

Following closing, it is anticipated that Global's chairman of the board will be Everett Alvarez, a distinguished Naval officer and government executive best known to the public as the first American aviator shot down over North Vietnam. He was taken prisoner of war on Aug. 5, 1964, and held in North Vietnam for 8-and-a-half years until the general release of prisoners on Feb. 12, 1973. Mr. Alvarez earned a Bachelor of Science degree in electrical engineering in 1960, the same year he joined the Navy. He also holds a master's degree in operations research and systems analysis and a juris doctorate. He is a member of the District of Columbia bar. He earned an Alumnus of Distinction Award from the University of Santa Clara, as well as an honorary doctorate in public service. Mr. Alvarez served in program management at the Naval Air Systems Command in Washington, D.C., until his retirement from the Navy in 1980. In April 1981, he accepted an appointment as deputy director of the Peace Corps. President Reagan nominated him to be deputy administrator of the Veterans Administration in May 1986.

Following closing, it is also anticipated that the CEO position of Global will be filled by John Muczko, who has more than 35 years of experience in technology and service-based companies serving as chairman, CEO/president, chief operating officer and vice president for marketing. He has served as director on twelve boards of public and private corporations. In addition, he served as managing director for an international consulting company and an investment firm, as well as founder and director of a public relations and advertising firm.

Mr. Muczko's experience includes selling and marketing to global corporations, as well as national and international governments. He served as the chairman of Xlvision Inc., an optics technology-based company owned by Safeguard Scientific, Inc., a billion-dollar venture capital, New York Stock Exchange company. He worked for Safeguard Scientific in the due-diligence process, focusing on potential investments in the information technology markets that included medical imaging; infrared technology; and real-time software for automation, multimedia, virtual reality, and systems integrators in the client/server markets. As director of business development for Lockheed Martin Electronics and Missiles, Ocala's Manufacturing Operation, he was responsible for expanding business outside the military electronics and missiles industry, focusing on other aerospace opportunities, as well as developing a global commercial business. Applications were in the communications market, including commercial satellites, wireless phones and transportation communications.

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As a director at the Central Florida  Innovation  Center, Mr. Muczko assisted in the commercialization of Lockheed Martin military technology and in the formation of Milcom, a company that incubated two new companies in which military technology was transferred, business plans were completed, and a management team was put in place. Seed and early stage funding has been completed, and these companies are now proceeding toward IPO. His military experience includes intelligence data gathering, and he has held Department of Defense Secret, AEC, Class Q and K clearances. Has worked with both the military and intelligence agencies of the government, as well as with major defense contractors

Following closing, Global further expects that Mr. David A. Shaw will serve as executive vice president. Mr. Shaw has more than 25 years of experience working in technology-based companies. He was the president of Tiburon, Inc., an internationally recognized leader in the development, installation, and support of comprehensive, fully integrated public safety and justice information systems. He was the chief executive officer, president, and treasurer of Tier4 Partners, LLC. since its inception. Prior to that, he was the chairman, president and CEO of an American Stock Exchange-listed manufacturing company that provided secured facsimile machines and special enclosures to the military, intelligent agencies, law enforcement agencies and the Executive Branch of the U.S. Government, as well as foreign governments. Mr. Shaw held a position as an adjunct professor of finance at the George Washington University School of Business in Washington, D.C. He served as counsel to the U.S. Senate Select Committee on Intelligence and was a captain in the Judge Advocate General Corps of the United States Army. In addition, Mr. Shaw serves as a director on the board of Nor-Cote International, Inc., and the Indiana Business Modernization and Technology Corp. (BMT) investment advisory committee.

Media Relations Contact: Andrew M. Rose, 954-428-2678 or andy@marketingink.net.

This release is comprised of interrelated information that must be interpreted in the context of all of the information provided, and care should be exercised not to consider portions of this release out of context. This release contains certain "forward-looking statements and information" (as defined in the Private Securities Litigation Reform Act of 1995) concerning Colmena that are based on the beliefs of Colmena's management, as well as assumptions made by and information currently available to Colmena. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Colmena's filings with the Securities and Exchange Commission.

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